Exhibit 10.1

Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

TECHNOLOGY CO-DEVELOPMENT AGREEMENT

This TECHNOLOGY CO-DEVELOPMENT AGREEMENT (the “Agreement”) is made effective as of the date of last signature (the “Effective Date”) by and between Microbot Medical, Inc., a Delaware corporation with a place of business located at 25 Recreation Park Drive, Suite 108, Hingham, MA 02043, on behalf of itself and its Affiliates (“Microbot”), and Stryker Corporation, acting through its Neurovascular Division, a Michigan corporation with a place of business at 47900 Bayside Parkway, Fremont, CA 94538 (“Stryker”). Stryker and Microbot are referred to herein as either a “Party” individually, or as the “Parties” collectively.

Recitals

WHEREAS, Microbot has expertise in micro-robotic medical technologies including without limitation, their remote-site-controlled robotic platform, the “LIBERTY® Platform Technology”;

WHEREAS, Stryker has expertise in and is engaged in the development and commercialization of certain medical device products;

WHEREAS, Microbot has developed and owns the micro-robotic medical LIBERTY® System (as defined below) (the “LIBERTY® System”);

WHEREAS, Stryker owns or controls certain intellectual property relating to its medical device products including but not limited to its [***], and other neurovascular access technology (the “Devices Technology”);

WHEREAS, the Parties now desire to enter into a collaborative development program to explore the use of the LIBERTY System in potential new products and in combination with the Device Technology as further outlined in Exhibit B which is hereby attached to this Agreement (“Project”);

NOW THEREFORE, in consideration of the mutual agreements and understandings set forth herein, the Parties hereby agree as follows:

Definitions

1.1.	“Affiliate” means, as to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with such Person. For purposes of the preceding definition, “control” means beneficial ownership of 50% or more of the outstanding voting securities of a Person or the ability to elect a majority of the board of directors or other managing authority of such Person or otherwise to control the direction of the management or policies of such Person (whether by contract or otherwise).

1.2.	“Microbot Indemnitees” has the meaning set forth in Section 8.2.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

1.3.	“Microbot IP” means all Intellectual Property owned or controlled by Microbot.

1.4.	“Background IP” means all Intellectual Property (a) made, invented, developed, conceived, authored, first reduced to practice, licensed, acquired, owned or controlled by a Party prior to the effective date of the first Development Plan under this Agreement or outside any Development Plan of this Agreement (b) made, invented, developed, conceived, authored or first reduced to practice under this Agreement solely by a Party independently, without using nor relying on the other Party’s Confidential Information or (c) licensed, acquired, owned or controlled by a Party during the term of this Agreement not under the Development Plan; but excluding any Jointly Developed IP.

1.5.	“Challenges” has the meaning set forth in Section 4.3

1.6.	“Confidential Information” means, subject to the exceptions set forth in Section 6.2, all information regarding a Party’s technology, products or business that is disclosed in such a manner or is of such a character as would put a reasonable person on notice as to the confidential and proprietary nature of such information, that such Party discloses or makes available to the other Party under this Agreement, or discloses or makes available to the other Party under the Confidentiality Agreement, in each case, whether in oral, written, graphic, electronic or other form. The terms and conditions of this Agreement shall be considered Confidential Information of both Parties.

1.7.	“Development Activities” means any and all development, research, inspection, testing or other activities performed, or to be performed, by a Party as part of the Project as described in Exhibit B, with respect to the Products described therein, pursuant to this Agreement, as more fully set forth and detailed in a Development Plan; for the sake of clarity, Development Activities shall not include any activities to commercialize a Product.

1.8.	“Development Plan” has the meaning set forth in Section 2.1.

1.9.	“Field” means any interventional robotic assisted neurovascular procedures.

1.10.	“Information” means any and all ideas, concepts, data, know-how, discoveries, improvements, methods, techniques, technologies, systems, specifications, analyses, products, practices, processes, procedures, protocols, research, tests, trials, assays, controls, prototypes, formulas, descriptions, formulations, submissions, communications, skills, experience, knowledge, plans, objectives, algorithms, reports, results, conclusions and other information and materials, irrespective of whether or not copyrightable or patentable and in any form or medium (tangible, intangible, oral, written, electronic, observational or other) in which such Information may be communicated or subsist.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

1.11.	“Intellectual Property” means (a) inventions (whether or not patentable) and improvements thereto, patents and patent applications and disclosures relating thereto (and any patents that issue as a result of those patent applications), and any renewals, reissues, reexaminations, utility models, extensions, continuations, continuations-in-part, divisions, certificate of inventions, and substitutions relating to any of the patents and patent applications, as well as all related foreign patent and patent applications that are counterparts to such patents and patent applications and any other governmental grant for the protection of inventions or industrial designs, (b) trademarks, service marks, trade dress, Internet domain names, logos, brand names, trade names and corporate names, whether registered or unregistered, and the goodwill associated therewith, together with any registrations and applications for registration thereof, (c) copyrights and rights under copyrights, whether registered or unregistered, including moral rights, and any registrations and applications for registration thereof, (d) mask works and registrations and applications for registration thereof; (e) computer software, including any source code, machine code, or object code, (f) trade secrets and Information, including, for example, know-how, concepts, methods, processes, designs, schematics, drawings, formulae, technical data, specifications, research and development information, technology, and business plans, and (g) copies and tangible embodiments of the foregoing.

1.12.	“LIBERTY Platform Technology” means: [***].

1.13.	“LIBERTY System” means a robotic system based upon the LIBERTY Platform Technology [***], as further defined detailed in Exhibit A.

1.14.	“Jointly Developed IP” means all Intellectual Property first made, invented, conceived, authored, developed, created or reduced to practice after the Effective Date as a result of the joint efforts (i.e., at least one inventor from each Party) of the Parties or their Affiliates, pursuant to any Development Plan under this Agreement. Inventorship shall be determined by United States patent law.

1.15.	“Person” means an individual, corporation, partnership, joint venture, limited liability entity, governmental authority, unincorporated organization, trust, association or other legal person or entity.

1.16.	“Product(s)” means the Product for use in the Field that incorporates, or is based on, the combination or the joint use of the LIBERTY System and the Devices Technology that result from the Project as set out in the Project (Exhibit B) and any Development Plan associated therewith.

1.17.	“Stryker Indemnitees” has the meaning set forth in Section 8.1.

1.18.	“Territory” means every country in the world.

1.19.	“Third Party” means any entity other than Stryker or Microbot or an Affiliate of Stryker or Microbot.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

Joint Development Activities

2.1.	Development Plans. The Development Activities with respect to the Project identified in Exhibit B, to be performed by each Party shall be specified in writing in one or more Development Plans to be derived from Exhibit B (each, a “Development Plan”) to be mutually agreed to and signed by both Parties, which shall include the timeline and schedule for the Development Activities, any deliverables and any other relevant terms and conditions. Each Development Plan shall be incorporated herein by this reference and shall be subject to all of the terms and conditions of this Agreement. To the extent any terms or conditions of a Development Plan conflict with the terms and conditions of this Agreement, the terms and conditions of the Development Plan shall control. Any changes to a Development Plan shall be in writing, executed by each Party, and attached to the original Development Plan. The Parties shall use commercially reasonable efforts to work together to develop the Products in accordance with the terms and conditions of this Agreement and any Development Plan.

2.2.	Records; Results. Each Party shall keep accurate and complete records that generally reflect all work done and results achieved in the performance of the Development Activities, including all information used or developed in connection therewith.

2.3.	Costs and Expenses. Except as otherwise provided in this Agreement or a Development Plan, each Party will bear its own costs and expenses in connection with the performance of this Agreement and its assigned Development Activities, including, but not limited to, labor, management, engineering, travel, time, and equipment necessary to carry out its obligations set forth herein.

COVENANTS Related TO iP

3.1.	Microbot Covenants. Microbot hereby covenants that at no time shall it, directly or indirectly, initiate, induce, assist or participate in any action or proceeding against Stryker, its affiliates, successors and assigns, based upon an assertion that Stryker’s performance of its Development Activities under a Development Plan infringes any of Microbot’s Background IP. For avoidance of doubt, the covenant granted hereunder shall not include the right of Stryker to commercialize any Products or to use any of Microbot’s Background IP for any purpose other than the performance of Stryker’s Development Activities hereunder without further written agreement between the Parties.

3.2.	Stryker Covenants. Stryker hereby covenants that at no time shall it, directly or indirectly, initiate, induce, assist or participate in any action or proceeding against Microbot, its affiliates, successors and assigns, based upon an assertion that Microbot’s performance of its Development Activities under a Development Plan under this Agreement infringes any of Stryker’s Background IP. For avoidance of doubt, the covenant granted hereunder shall not include the right of Microbot to commercialize any Products or to use any of Stryker’s Background IP for any purpose other than the performance of Microbot’s Development Activities hereunder without further written agreement between the Parties.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

Ownership and Intellectual Property Rights

4.1.	Background IP. The Parties acknowledge and agree that (a) each Party shall retain its right, title and interest, if any, in its Background IP and (b) neither this Agreement, nor either Party’s performance hereunder, shall alter the ownership of, or either Party’s rights in or to, its Background IP.

4.2.	Reservation of Rights. Except as expressly provided in this Agreement, under no circumstances shall a Party acquire or obtain any ownership interest or other licenses, right, title or interest in or to any Background IP or Confidential Information of the other Party, whether by implication, estoppel or otherwise. Any rights not expressly granted herein are reserved.

4.3.	Jointly Developed IP.

	4.3.1.	Ownership. Jointly Developed IP shall be owned by one Party and licensed back to the other Party as further detailed below. Ownership will be based on the nature of the Jointly Developed IP as it relates to each Parties’ respective business, i.e. in the case of Microbot – Microbot will own the Jointly Developed IP in the field of the LIBERTY Platform Technology, and in the case of Stryker – Stryker will own the Jointly Developed IP in the field of the Devices Technology (each such business shall be referred to as the applicable party’s “Business”).

	4.3.2.	Each Party agrees to execute any documents that the other Party may reasonably request to confirm the other Party’s title to and ownership of the Jointly Developed IP.

	4.3.3.	License of Jointly Developed IP. The Party assigned the Jointly Developed IP grants to the other Party a worldwide, irrevocable, perpetual, royalty-free, paid-up, nonexclusive, sub-licensable license to the Jointly Developed IP. For the avoidance of doubt, this license does not extend to the Background IP of the assigning Party, which is not being licensed hereunder.

	4.3.4.	Prosecution and Maintenance of Equal Joint IP. If the Jointly Developed IP relates equally and undividedly both to the LIBERY Platform Technology and to the Devices Technology, such that such Jointly Developed IP cannot be identified as pertaining exclusively to either Party’s Business (“ Equal Joint IP”), such Jointly Developed IP shall be jointly and equally owned by bother Parties. The Parties shall mutually agree upon (a) a patent filing strategy for the Equal Joint IP and (b) which Party shall prosecute any patent applications covering Equal Joint IP. Neither Party shall file any patent application covering Equal Joint IP without the prior written consent of the other Party. The prosecuting Party for the Equal Joint IP shall consult with the non-prosecuting Party on all matters concerning the preparation, filing, prosecution and maintenance of all patent applications, amendments and other documents relating to any Equal Joint IP, including the selection of patent counsel to handle any matter concerning Equal Joint IP, and shall consider all input and information and implement all reasonable requests provided by the non-prosecuting Party. Except as otherwise provided in this Section 4.3.3, the Parties shall share equally the costs of searching, preparing, filing and prosecuting patent applications (and maintaining resulting patents) for Equal Joint IP. If a Party desires to file a patent application in a given country claiming Equal Joint IP and the other Party declines to participate, the declining Party shall not be required to share in such costs but shall assign its ownership rights in such Equal Joint IP in such country to the filing Party and the filing Party shall grant to the declining Party an irrevocable, perpetual, royalty free, paid-up, non-exclusive license under such Equal Joint IP. If a Party desires to abandon or discontinue its participation in or payment for any patent application or issued patent claiming Equal Joint IP, such Party shall inform the other Party at least two (2) months prior to any potential abandonment so that the other Party may decide whether to have such patent application or patent maintained, and if so, the Party will assign it rights in such patent application or patent to the other Party and the other Party shall grant to the Party an irrevocable, perpetual, royalty-free, paid-up, non-exclusive license to the patent application or patent.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

4.3.5.	Enforcement of Jointly Developed IP and Equal Joint IP. Each Party shall promptly notify the other Party of an infringement of any Jointly Developed IP and Equal Joint IP of which such Party becomes aware. In the case of Equal Joint IP, the Parties shall consult with one another to determine which Party, or whether the Parties together, shall initiate action against an infringer, including legal action. The non-initiating Party, if any, shall fully cooperate with and assist the initiating Party in any such action and the initiating Party shall reimburse the other Party for reasonable out-of-pocket expenses it incurs in providing the requested assistance. The initiating Party(ies) shall be entitled to retain all damages that it is awarded in any such action. If the Parties cannot agree whether or which Party shall initiate an infringement action, then either Party may independently pursue such action, provided that the Party pursuing such action gives the other Party not less than 30 days of prior written notice of its decision to pursue such action and the opportunity to share equally in the costs of pursuing such action. If the Parties share equally the costs of the action, then all damages awarded in such action shall be shared equally by the Parties. Otherwise, any recovery from such action shall be divided between the Parties in proportion to their contributions to the action.

4.3.6.	Defense of Jointly Developed IP and Equal Joint IP. Each Party shall promptly notify the other Party of any action, threat of action, lawsuit, proceeding, litigation or other allegations challenging the validity of any Jointly Developed IP or Equal Joint IP (collectively “Challenges”), regardless of whether the Challenges arise or may arise in a judicial or administrative forum, including without limitation any petition for inter partes review. In the case of Equal Joint IP, the Parties shall consult with one another to determine which Party, or whether the Parties together, will defend against such Challenges. The non-defending Party, if any, shall fully cooperate with and assist the defending Party in any such proceedings. The defending Party shall reimburse the non-defending Party for reasonable out-of-pocket expenses it incurs in providing the requested assistance. If a Party or the Parties together choose to defend against any Challenges, the Parties shall consult with one another in good faith to determine an arrangement for paying the costs of defending against any such Challenges.

4.3.7.	License Out of Equal Joint IP. Each Party shall have the right to use the Equal Joint IP as it deems fit, without the consent of, and without accounting to, the other Party.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

Termination

5.1.	Term. The term of this Agreement shall commence on the Effective Date and continue until the completion of the last Development Plan agreed upon, unless the Agreement is terminated earlier by either Party in accordance with this Article 5.

5.2.	Termination. The Parties shall initially attempt to resolve all claims, disputes or controversies arising under, out of or in connection with this Agreement by conducting good faith negotiations with their respective management. This Agreement may be terminated as follows:

	5.2.1.	By either party upon written notice to the other Party if such other Party materially breaches any provision of this Agreement and, if such breach is curable, fails to cure such breach within 30 days of delivery of written notice of such breach;

	5.2.2.	By either Party upon written notice to the other Party if such other Party: (a) becomes insolvent or admits its inability to pay its debts generally as they become due; (b) becomes subject, voluntarily or involuntarily, to any proceeding under any domestic or foreign bankruptcy or insolvency law, which is not stayed within 60 days after filing; (c) is dissolved or liquidated or takes any corporate action for such purpose; (d) makes a general assignment for the benefit of creditors; or (e) has a receiver, trustee, custodian or similar agent appointed by order of any court of competent jurisdiction to take charge of or sell any material portion of its property or business.

	5.2.3.	By either Party upon written notice reasonably in advance to the other Party if reasonably necessary to facilitate regulatory approval of a merger or other acquisition transaction; or

	5.2.4.	By the non-assigning Party, immediately upon written notice, in the event the other Party undergoes a merger, change of control, acquisition of its assets pertaining to this Agreement.

	5.2.5.	By either Party for any reason or no reason upon 60 days written notice to the other Party.

5.3.	Effect of Termination.

	5.3.1.	Upon notice of termination of this Agreement for any reason, the Parties shall continue to perform in accordance with the Agreement until the termination date. On the termination date, ownership of any work-in-process shall be determined in good faith by the Parties in accordance with Article 4, and any and all information, including, without limitation, designs, methods, know-how, research, documentation and data related to such work-in-process and which may be developed utilizing such work-in-process as of the termination date shall be provided to each Party. Any costs associated with reproduction of such information shall be shared equally by the Parties regardless of which Party is in possession of such information.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

	5.3.2.	Termination of this Agreement shall not relieve the Parties of any obligations accruing prior to the effective date of termination. Any termination of this Agreement shall not preclude either Party from pursuing all rights and remedies it may have hereunder at law or in equity with respect to any breach of this Agreement nor prejudice either Party’s right to obtain performance of any obligation.

5.4.	Survival. The rights and obligations of the Parties set forth in Articles 3, 4, 7, 8, 9 and 10 and Sections 6.3 and 6.4, and any right, obligation or required performance of the Parties in this Agreement which, by its express terms survives termination of this Agreement, shall survive any such termination.

Confidentiality

6.1.	Confidentiality. Each Party agrees that during the term of this Agreement and for a period of five (5) years thereafter, such Party will protect and hold the other Party’s Confidential Information in trust and confidence, that it will not use such Confidential Information in any manner or for any purpose not expressly set forth in this Agreement, and will not disclose any such Confidential Information to any party other than to its personnel who has a “need to know” such Confidential Information for the purpose of performing this Agreement. without first obtaining the other Party’s consent on a case-by-case basis. However, with respect to Confidential Information that constitutes a trade secret under applicable law, such rights and obligations will survive such expiration until, if ever, such Confidential Information loses its trade secret protection other than due to an act or omission of Receiving Party or its Representatives. The Parties hereto understand and agree that this Article 7 is reasonable and necessary to protect each Party’s business interests and in addition to any other rights or remedies it may have at law or in equity, each Party shall be entitled to seek injunctive relief with respect to any breach or threatened breach of this Article 7 without the necessity of the proof of actual damages or the posting of a bond or other security.

6.2.	Knowledge of the relationship between Stryker and Microbot is considered Confidential Information between the Parties, and neither party may disclose the terms of this Agreement or any Development Plan without the prior written consent of the Other Party, such consent shall not be unreasonably withheld. Notwithstanding the above, disclosure of such existence and/or terms of this Agreement (including a reproduction of and/or summary of the terms of this Agreement) may be disclosed by a Party hereunder (a) to a Third Party, without the consent of the other Party, in customary due diligence processes with respect to such Party and/or its respective business and (b) in accordance with applicable United States securities laws and the rules and regulation thereunder, and the rules and regulations of any stock exchange a Party’s securities are then listed, traded or quoted, all as reasonably determined by the disclosing Party.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

6.3.	Exceptions. Confidential Information of a disclosing Party shall not include information which the receiving Party can demonstrate by competent evidence: (a) is now or hereafter becomes part of the public domain through no breach of this Agreement by the receiving Party, (b) is known by the receiving Party at the time of receiving such information from the disclosing Party, as evidenced by its written records, (c) is rightfully received by the receiving Party from a Third Party without a duty of confidentiality or other restriction on disclosure, or (d) is independently developed by the receiving Party without the use of or reference to Confidential Information of the disclosing Party, as evidenced by the receiving Party’s written records.

6.4.	Authorized Disclosure. Each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary in the following instances: (a) complying with applicable court orders or applicable laws, rules or regulations; and (b) disclosure to a Party’s Affiliates, provided that Confidential Information so disclosed shall remain subject to this Article 7. In the event a Party is required to make a disclosure of the other Party’s Confidential Information pursuant to the preceding clause (a), it will, (i) to the extent permitted by applicable law, provide prompt written notice to the other Party so that such other Party may seek a protective order or other appropriate remedy, and (ii) disclose only the portion of Confidential Information that it is legally required to furnish. If a protective order or other remedy is not obtained, or the disclosing Party waives compliance under this Article 7, the receiving Party shall use reasonable efforts to obtain assurance that confidential treatment will be afforded the Confidential Information.

6.5.	Pre-existing Projects. Each of the Parties, as a disclosing Party, understands that the other Party, as a receiving Party, may currently or in the future be developing information internally, or receiving information from others that may be similar to the disclosing Party’s Confidential Information. Nothing in this Agreement shall limit a receiving Party’s existing research and/or development, plans or programs in existence when the Confidential Information is disclosed to the extent that the receiving Party does not use the Confidential Information belonging to the disclosing Party as part of its existing research and/or development plans or programs. Nothing in this Agreement shall be construed as a representation or inference that the receiving Party shall not develop products or services or have products or services developed for the receiving Party that, without violation of this Agreement, compete with the products or systems contemplated by the disclosing Party’s Confidential Information. Nothing in this Agreement shall be construed or interpreted to prevent the receiving Party from filing a patent application on the receiving Party’s own inventions that were conceived independently of the disclosing Party’s Confidential Information.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

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Representations, Warranties and COVENANTS; disclaimer

7.1.	Mutual Representations and Warranties. Each Party represents and warrants that (a) such Party is duly organized, validly existing and in good standing under the laws of the place of its establishment or incorporation, (b) such Party has taken all action necessary to authorize it to enter into this Agreement and perform its obligations under this Agreement, (c) this Agreement will constitute the legal, valid and binding obligation of such Party, (d) neither the execution of this Agreement nor the performance of such Party’s obligations hereunder will conflict with, result in a breach of, or constitute a default under any provision of the organizational documents of such Party, or of any law, rule, regulation, authorization or approval of any government entity, or of any agreement to which it is a party or by which it is bound, and (e) such Party is financially solvent and has sufficient working capital to perform all of its duties and obligations under this Agreement.

7.2.	Covenants. Each Party represents, warrants and agrees that: (a) it will perform all of its obligations under this Agreement in a professional and workmanlike manner according to industry standards; and (b) it will comply in all material respects with all applicable laws governing this Agreement and its performance hereunder.

7.3.	Disclaimer. Except as expressly set forth herein, each Party expressly disclaims any and all warranties of any kind, express or implied, including without limitation, any warranty of design, merchantability, fitness for a particular purpose, non-infringement of the intellectual property rights of third parties, or arising from a course of dealing, usage or trade practices, in respect of the Intellectual Property furnished or Development Activities provided by such Party pursuant to this Agreement.

7.4.	Limitation of Liability. Except for liability for breach of Article 6 and Section 4.1, neither Party shall be liable to the other Party for any DIRECT, incidental, indirect, special, punitive or consequential damages, or for lost profits, savings or revenues of any kind, or for loss ARISING OUT OF THIS AGREEMENT ; provided, however, that this Section 7.4 shall not be construed to limit either Party’s indemnification rights or obligations under Article 8.

Indemnification

8.1.	Microbot Indemnification Obligations. Microbot shall defend Stryker and its officers, directors, employees, consultants and agents (“Stryker Indemnitees”) from and against any and all Third Parties’ claims, demands, action or proceeding by any Third Party (“Claims”) which arise out of (a) a material breach of the confidentiality obligations hereunder; (b) the gross negligent or intentional misconduct of Microbot, or (c) the violation of any applicable law or regulation by Microbot and shall indemnify and hold harmless Stryker Indemnitees from and against losses, damages, liabilities, claims, costs, charges, judgments and expenses (including reasonable attorneys’ fees) awarded in such Claims by a competent jurisdiction or in a settlement to which Microbot is a party”) .

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

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8.2.	Stryker Indemnification Obligations. Stryker shall defend Microbot and its officers, directors, employees, consultants and agents (“Microbot Indemnitees”) from and against any and all Claims which arise out of (a) a material breach of the confidentiality obligations hereunder; (b) the gross negligent or intentional misconduct of Stryker, or (c) the violation of any applicable law or regulation by Stryker and shall indemnify and hold harmless Microbot Indemnitees from and against losses, damages, liabilities, claims, costs, charges, judgments, and expenses (including reasonable attorneys’ fees) awarded in such Claims by a competent jurisdiction or in a settlement to which Stryker is a party.

Miscellaneous

9.1.	Force Majeure. Neither Party shall be liable, or be deemed to be in default, to the other Party hereunder by reason or on account of any delay or omission caused by epidemic, fire, power outages, action of the elements, strikes, lockouts, labor disputes, governmental law, regulations, ordinances, order of a court of competent jurisdiction, executive decree or order, act of God or public enemy, terrorism, war, riot, civil commotion, earthquake, flood, accident, explosion, casualty, embargo or any other cause beyond the control of such Party, or any act, delay or omission not due to the negligence or default of such Party. The time of performance for each Party’s obligations under this Agreement shall be extended by such period of enforced delay; provided, however, that in the event such period of extended delay exceeds 60 days with respect to a Party, the other Party may terminate this Agreement upon notice to such Party.

9.2.	Notices. All notices or demands in connection with this Agreement given to or made upon either Party shall be in writing and sent to the Party at the following address, as may be modified from time to time by written notice:

Microbot Medical, Inc	Stryker Corporation
25 Recreation Park Drive, Suite 108	47900 Bayside Parkway
Hingham, MA 02043	Fremont, CA 94538
Ph: (781) 875-3605	Ph: (510) 413-2500
Facsimile: (781) 556 -5347	Facsimile: (844) 325-6664
Attn: Harel Gadot	Attn: Legal Department
Email:harel@microbotmedical.com	Email: NVLegal@stryker.com

9.3.	Assignment. Neither this Agreement nor any of the rights or obligations created herein may be assigned by either Party, in whole or in part (including any assignment by operation of law), without the prior written consent of the other Party, except that each Party shall be free to assign this Agreement without the prior consent of the other Party (a) to an Affiliate, or (b) in connection with any merger, sale of a Party or sale of all or substantially all of the assets or stock of a Party that relate to this Agreement, (but subject to the right of the other Party to terminate this Agreement in the circumstances described in Section 5.2.4). This Agreement shall bind and inure to the benefit of the successors and permitted assigns of the Parties. Any assignment of this Agreement in contravention of this Section 9.3 shall be null and void.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

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9.4.	Entire Agreement. This Agreement sets forth the entire understanding of the Parties hereto with respect to the subject matter hereof, and may not be modified, amended, supplemented or waived, except by a writing signed by both Parties. This Agreement supersedes and replaces in its entirety any prior or contemporaneous agreement, whether written or oral, between the Parties with respect to the subject matter hereof.

9.5.	No Waiver. A waiver, express or implied, by either Party of any right of such Party hereunder or of any breach hereof by the other Party will not constitute or be deemed to be a waiver of any other right hereunder or of any breach hereof by such other Party, whether of a similar or dissimilar nature thereto.

9.6.	Independent Contractors. The relationship between Stryker and Microbot created by this Agreement is solely that of independent contractors. This Agreement does not create any agency, distributorship, employer-employee, partnership, joint venture or similar business relationship between the Parties. Neither Party is a legal representative of the other Party, and neither Party can assume or create any obligation, representation, warranty or guarantee, express or implied, on behalf of the other Party for any purpose whatsoever. Each Party shall use its own discretion and shall have complete and authoritative control over its employees and the details of performing its obligations under this Agreement.

9.7.	Governing Law. The Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York without regard to its conflicts of laws principles.

9.8.	Equitable Relief. Each Party acknowledges that a breach by the other party of this Agreement may cause the non-breaching Party irreparable harm, for which an award of damages would not be adequate compensation and, in the event of such a breach or threatened breach, the non-breaching Party shall be entitled to seek equitable relief, including in the form of a restraining order, orders for preliminary or permanent injunction, specific performance and any other relief that may be available from any court. These remedies shall not be deemed to be exclusive but shall be in addition to all other remedies available under this Agreement at law or in equity, subject to any express exclusions or limitations in this Agreement to the contrary.

9.9.	No Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Persons any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

9.10.	Severability. If any provision of this Agreement shall be declared invalid or illegal for any reason whatsoever, then notwithstanding such invalidity or illegality, the remaining terms and provisions of this Agreement shall remain in full force and effect in the same manner as if the invalid or illegal provision had not been contained herein; provided that the illegal, invalid or unenforceable provisions are not material to the overall purposes or operation of the Agreement, and such invalid, unenforceable or illegal provision shall be valid, enforceable and legal to the maximum extent permitted by law.

9.11.	Counterparts. This Agreement may be executed in any number of counterparts (including those delivered by facsimile or other electronic means), each of which shall be considered an original and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

IN WITNESS, WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

STRYKER CORPORATION acting through its NEUROVASCULAR DIVISION		MICROBOT MEDICAL, INC

By:	/s/ Bill Roskopf	By:	/s/ Harel Gadot

Name:	Bill Roskopf	Name:	Harel Gadot

Title:	Vice President, Business Development and Strategic Planning	Title:	Chief Executive Officer

Date:	December 22, 2021	Date:	December 14, 2021

Exhibit A – The LIBERTY System

Exhibit B – Product Development Plan

13

Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

EXHIBIT A

LIBERTY SYSTEM

[***]

14

Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

EXHIBIT B

PRODUCT DEVELOPMENT PLAN

The following Development Plan is an Exhibit to the Technology Co-Development Agreement (“Agreement”) entered into by and between Stryker Corporation, acting through its Neurovascular Division (“Stryker”), and Microbot Medical, Inc (“Microbot”). This Development Plan will be governed by the Agreement and as set forth below. Capitalized terms used in this Development Plan without definition will have the respective meanings given to them in the Agreement.

STRYKER DIVISION: Neurovascular

PROJECT DESCRIPTION OR NAME: Robotic Neurovascular Access Project involving the LIBERTY System and the Devices Technology (as defined in the Agreement)

1.	Scope of Development Plan

Stryker desires to partner with Microbot to collaborate in the development of NV applications that integrate the LIBERTY System of Microbot and the Devices Technology of Stryker (as such terms are defined in the Agreement) (the “Project”). Products created from the Project, if any, shall be for use in the Field in the Territory.

Stryker will dedicate non-cash resources to the Project that include, but are not limited to:

●	[***]
●	[***]
●	[***]
●	[***]
●	[***]
●	[***]
●	[***]
●	[***]

Microbot will dedicate non-cash resources to the Project that include, but are not limited to:

●	[***]
●	[***]
●	[***]
●	[***]

This Project will be completed in phases as outlined in Table 1 below.

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Certain Identified Information Has Been Excluded From The Exhibit Because It Is Both (I)

Not Material And (Ii) Would Be Competitively Harmful If Publicly Disclosed

Table 1. Project Phases

Design and Development Phase	Summary of Activities	Estimated Timing
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

2.	Term

The term of this Development Plan shall be from the Effective Date until the completion of the Project or as otherwise terminated in accordance with the Agreement.

3.	Regulatory

Both Stryker and Microbot shall provide documentation, and other reasonable support as requested to assist with regulatory filings as may be needed in Phase II and/or Phase III. However, Microbot will not provide any documentation to Stryker without the written request from Stryker and will limit such documentation to the minimal amount reasonable.

The terms set forth in this Development Plan may be amended as mutually agreed and signed by both Parties.

IN WITNESS WHEREOF, the Parties hereto have caused this Development Plan to be executed by their duly authorized corporate officers or representative as of the date signed below.

STRYKER CORPORATION acting through its NEUROVASCULAR DIVISION		MICROBOT MEDICAL, INC

By:	/s/ Bill Roskopf	By:	/s/ Harel Gadot

Name:	Bill Roskopf	Name:	Harel Gadot

Title:	Vice President, Business Development & Strategic Planning	Title:	President, CEO & Chairman

Date:	December 22, 2021	Date:	December 14, 2021

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